Vertex Energy 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS

--TTM 1Q19 Adjusted EBITDA of $6.5 million vs. $2.1 million TTM 1Q18--

--Total Direct UMO Collections Increased 18% Y/Y in 1Q19--

--Material Improvement in Product Spreads During April 2019 vs. 1Q19 Levels--

HOUSTON -- May 8, 2019 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced financial results for the first quarter 2019.

For the three months ended March 31, 2019, the Company reported revenue of $39.3 million, versus $41.4 million in the prior-year period. Vertex reported an operating loss of ($2.6) million in the first quarter of 2019, versus ($1.0) million in the prior-year period. The Company reported a basic net loss from continuing operations available to common shareholders of ($5.9) million, or ($0.15) per basic share, in the first quarter of 2019, versus ($3.5 million), or ($0.10) per basic share, in the first quarter of 2018.

Excluding the non-cash impact of a $1.7 million loss on the change in value of a derivative warrant liability, the Company reported Adjusted EBITDA of ($0.6) million, or an adjusted basic loss per share of ($0.02), in the first quarter of 2019. On a trailing twelve-month basis, Adjusted EBITDA increased to $6.5 million, versus $2.1 million in the prior trailing twelve-month period.

The Company’s first quarter performance was impacted by a combination of (1) lower than planned production at its 67 million gallon per year Marrero, Louisiana refinery; (2) increased expenses related to weather and widespread flooding that impacted waterways and shipping lanes in the Gulf Coast; and (3) a year-over-year (Y/Y) decline in product margins related to higher feedstock costs and soft demand for its finished base oils.

Currently, the Marrero and Heartland refineries are both operating near peak nameplate capacity, given strong demand for the Company’s specialty petroleum-based products. Effective May 1, 2019, the Company announced an 18% price increase on select base oils.

Total collections of used motor oil (UMO) increased 18% in the first quarter of 2019, when compared to the prior-year’s period, driven by broad-based collections growth at the Company’s Texas, Ohio, Louisiana and West Virginia operations. Direct UMO collections represented approximately 39% of overall feedstock processed at the Company’s refineries in the first quarter of 2019, versus 34% in the first quarter of 2018, with the remaining feedstock being sourced from third-party UMO suppliers.

On a trailing twelve-month basis, the per gallon cost of direct collections was $0.35 per gallon below that of collections sourced from third parties. Given that Vertex purchased more than 53 million gallons of third-party UMO in 2018, the Company remains focused on increasing its direct collections through both organic market penetration and the complementary acquisition of regional collections operations.

Total throughputs at the Company’s Heartland refinery increased 10% year-over-year in the first quarter of 2019, while total throughputs at the Marrero refinery declined 1% year-over-year.

Management Commentary

“We experienced strong organic growth in direct UMO collections during the first quarter, a trend that continued into April,” stated Benjamin P. Cowart, President and CEO of Vertex. “Given the growing spread between direct and third-party supply, we remain focused on further expanding our collections network in new and existing markets. During the last three years we have increased our total collections by nearly 50%, positioning us as one of the leading UMO collections operations in the United States.”

“During April, our realized margin per gallon improved above levels evidenced in the first quarter, as UMO feedstock costs declined and prices for marine fuels and base oils increased,” continued Cowart. “Effective May 1, we enacted a 18% price increase on our base oil products, a move that we expect will support improved margin capture as we transition into the second half of the year.”

“On a trailing twelve-month basis, Adjusted EBITDA and free cash flow have improved materially from the prior-year period. Looking ahead, we remain focused on ensuring safe and reliable refining operations, while growing our direct UMO collections and optimizing production of low sulfur fuel oil at our Marrero refinery ahead of the IMO 2020 transition,” concluded Cowart.

The International Maritime Organization (IMO) has implemented new regulations starting January 1, 2020 that will require marine vessels to process fuel oil with a maximum sulfur content of 0.5%, down from the current maximum of 3.5%. The Company believes the IMO regulation reflects a much-needed transition toward cleaner burning marine fuels, particularly given that bunker fuel represents approximately 90% of global SO2 emissions produced by the transportation sector. For context, it is estimated that, in one day, a single cruise ship emits as much particulate matter as one million automobiles.

Beginning in the fourth quarter 2019, Vertex expects the IMO regulation will materially reduce the Company’s cost of used motor oil feedstock across the refining system, while serving to significantly increase the price of low sulfur fuel oil sold by the Company.

Segment Performance

Black Oil Segment. The Company’s Black Oil Segment collects and purchases UMO directly from third-party generators, aggregates UMO from an established network of local and regional collectors and sells refined finished products to customers for use as a lubricants or fuels. During the first quarter of 2019, segment revenue increased 2% on a year-over-year basis to $32.8 million, while gross profit declined 34% to $3.5 million due to higher feedstock costs and lower production rates at the Marrero refinery.

Refining & Marketing Segment. The Company’s Refining & Marketing Segment aggregates and manages the re-refinement of hydrocarbon streams in the form of petroleum distillates, other chemical products and petroleum co-products, and sells the re-refined products to end customers. During the first quarter of 2019, segment revenue declined on a year-over-year basis by 50% to $2.9 million, while gross profit declined to $0.3 million versus $0.4 million in the first quarter of 2018, due to a decline in feedstock volumes available for processing.

Recovery Segment. The Company’s Recovery Segment includes a generator solutions company for the proper recovery and management of hydrocarbon streams, the sales and marketing of Group III base oils and other petroleum-based products, together with the recovery and processing of metals. During the first quarter of 2019, segment revenue increased 6% on a year-over-year basis to $3.6 million, while gross profit increased to $0.695 million versus $0.62 million in the first quarter of 2018.

First Quarter 2019 Conference Call and Webcast

A conference call will be held on May 8, 2019 at 9:00 AM ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. A webcast of the conference call and accompanying presentation materials will be available in the Investors Relations section of the Company’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-869-3847

To listen to a replay of the teleconference, which will be available through August 31, 2019:

Domestic Replay:	877-660-6853
Conference ID:	13690378

About Vertex Energy Inc.

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also has a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Investor Relations Contact

Mr. Noel Ryan, IRC

720.778.2415

IR@VertexEnergy.com

Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Trailing Twelve Months
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Net (loss) income
attributable to Vertex Energy, Inc.	$(4,963,564)	$(2,258,622)	$(4,922,709)	$(7,495,447)
Add (deduct):
Interest Income	—	—	(659)	(3,796)
Interest Expense	757,803	802,515	3,237,143	2,949,090
Depreciation and amortization	1,737,013	1,694,099	7,033,924	6,737,363
EBITDA	(2,468,748)	237,992	5,347,699	2,187,210

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	1,705,094	431,751	509,627	(768,161)
Stock-Based compensation	143,063	145,971	656,928	641,460
Adjusted EBITDA *	$(620,591)	$815,714	$6,514,254	$2,060,509

Adjusted EPS	$(0.02)	$0.02	$0.18	$0.06

Shares used	40,195,925	33,063,732	37,169,887	32,680,506

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure; and

•

Trailing Twelve Months March 31, 2019 reflects amounts for the Fiscal Year Ended 2018 plus Q1 2019 minus Q1 2018. Trailing Twelve Months March 31, 2018 reflects amounts for the Fiscal Year Ended 2017 plus Q1 2018 minus Q1 2017.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,676,808	$1,249,831
Restricted cash	100,000	1,600,000
Accounts receivable, net	13,707,165	9,027,990
Federal income tax receivable	205,818	137,212
Inventory	6,270,756	8,091,397
Derivative commodity asset	449,803	695,941
Prepaid expenses	1,711,191	2,740,541
Total current assets	24,121,541	23,542,912

Noncurrent assets
Fixed assets, at cost	67,444,801	66,762,388
Less accumulated depreciation	(21,049,108)	(19,874,896)
Fixed assets, net	46,395,693	46,887,492
Finance lease right-of-use assets	375,444	397,515
Operating lease right-of use assets	37,155,474	—
Intangible assets, net	12,122,566	12,578,519
Federal income tax receivable	68,605	137,211
Other assets	618,759	616,759
TOTAL ASSETS	$120,858,082	$84,160,408

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$10,151,021	$8,791,529
Accrued expenses	2,126,661	2,535,347
Dividends payable	406,796	403,002
Finance lease liability-current	97,432	95,857
Operating lease liability-current	5,898,402	—
Current portion of long-term debt, net of unamortized finance costs	15,037,158	1,325,240
Revolving note	6,370,510	3,844,636
Total current liabilities	40,087,980	16,995,611
Long-term liabilities
Long-term debt, net of unamortized finance costs	—	14,402,179
Finance lease liability-long-term	251,398	276,355
Operating lease liability-long-term	31,257,072	—
Contingent consideration	15,564	15,564
Derivative warrant liability	3,186,786	1,481,692
Total liabilities	74,798,800	33,171,401

	March 31, 2019	December 31, 2018

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,658,905 and 3,604,827 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively with a liquidation preference of $11,342,606 and $11,174,964 at March 31, 2019 and December 31, 2018, respectively.	9,390,521	8,900,208

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 10,112,309 and 10,057,597 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively with a liquidation preference of $15,775,202 and $15,689,851 at March 31, 2019 and December 31, 2018, respectively.	13,603,109	13,279,755
Total Temporary Equity	22,993,630	22,179,963

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 419,859 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively with a liquidation preference of $625,590 and $625,590 at March 31, 2019 and December 31, 2018, respectively.	420	420

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 40,270,981 and 40,174,821 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively.	40,271	40,175
Additional paid-in capital	75,424,099	75,131,122
Accumulated deficit	(53,731,920)	(47,800,886)
Total Vertex Energy, Inc. stockholders' equity	21,732,870	27,370,831
Non-controlling interest	1,332,782	1,438,213
Total Equity	23,065,652	28,809,044
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$120,858,082	$84,160,408

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Revenues	$39,320,712	$41,368,195
Cost of revenues (exclusive of depreciation and amortization shown separately below)	34,844,349	35,045,151
Gross profit	4,476,363	6,323,044

Operating expenses:
Selling, general and administrative expenses	5,347,741	5,645,442
Depreciation and amortization	1,737,013	1,694,099
Total operating expenses	7,084,754	7,339,541
Loss from operations	(2,608,391)	(1,016,497)
Other income (expense):
Gain on sale of assets	2,293	42,680
Loss on change in value of derivative warrant liability	(1,705,094)	(431,751)
Interest expense	(757,803)	(802,515)
Total other expense	(2,460,604)	(1,191,586)
Loss before income tax	(5,068,995)	(2,208,083)
Income tax benefit (expense)	—	—
Net loss	(5,068,995)	(2,208,083)
Net income (loss) attributable to non-controlling interest	(105,431)	50,539
Loss attributable to Vertex Energy, Inc.	(4,963,564)	(2,258,622)

Accretion of discount on Series B and B1 Preferred Stock	(560,675)	(642,290)
Dividends on Series B and B1 Preferred Stock	(406,795)	(554,917)
Loss available to common shareholders	$(5,931,034)	$(3,455,829)
Loss per common share
Basic	$(0.15)	$(0.10)
Diluted	$(0.15)	$(0.10)
Shares used in computing earnings per share
Basic	40,195,925	33,063,732
Diluted	40,195,925	33,063,732

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

Three Months Ended March 31, 2019
	Common Stock		Series A Preferred
	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense, total	—	—	—	—	143,063	—		143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	149,914	(30,242)		119,768
Dividends on Series B and B1	—	—	—	—		(406,795)		(406,795)
Accretion of discount on Series B and B1	—	—	—	—		(530,433)		(530,433)
Net income (loss)	—	—	—	—		(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652

Three Months Ended March 31, 2018
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$.001 Par	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2018	32,658,176	$32,658	453,567	$454	31,568	$32	$67,768,509	$(39,816,300)	$399,005	$28,384,358
Share based compensation expense, total	—	—	—	—	—	—	145,971	—		145,971
Conversion of Series B1 Preferred stock to common	500,000	500	—	—	—	—	779,500	(184,437)		595,563
Dividends on Series B and B1	—	—	—	—	—	—		(554,917)		(554,917)
Accretion of discount on Series B and B1	—	—	—	—	—	—		(457,853)		(457,853)
Net income (loss)	—	—	—	—	—	—		(2,258,622)	50,539	(2,208,083)
Balance on March 31, 2018	33,158,176	$33,158	453,567	$454	$31,568	$32	$68,693,980	$(43,272,129)	$449,544	$25,905,039

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (UNAUDITED)

	Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities
Net loss	$(5,068,995)	$(2,208,083)
Adjustments to reconcile net loss to cash used in operating activities
Stock based compensation expense	143,063	145,971
Depreciation and amortization	1,737,013	1,694,099
Gain on sale of assets	(2,293)	(42,680)
Bad debt recovery	(303,796)	—
Increase in fair value of derivative warrant liability	1,705,094	431,751
Loss on commodity derivative contracts	759,767	456,402
Net cash settlements on commodity derivatives	(657,577)	(763,997)
Amortization of debt discount and deferred costs	143,477	143,477
Changes in operating assets and liabilities
Accounts receivable	(4,375,379)	51,694
Inventory	1,820,641	(1,807,783)
Prepaid expenses	1,173,298	(89,472)
Accounts payable	1,359,493	1,760,946
Accrued expenses	(408,686)	(614,230)
Other assets	(2,000)	(52,000)
Net cash used in operating activities	(1,976,880)	(893,905)
Cash flows from investing activities
Purchase of fixed assets	(774,897)	(490,361)
Proceeds from sale of fixed assets	10,000	75,230
Net cash used in investing activities	(764,897)	(415,131)
Cash flows from financing activities
Payments on finance leases	(23,382)	(908)
Line of credit (payments) proceeds, net	2,525,874	(352,139)
Proceeds from note payable	187,501	1,667,426
Payments on note payable	(1,021,239)	(1,058,254)
Net cash provided by financing activities	1,668,754	256,125
Net change in cash, cash equivalents and restricted cash	(1,073,023)	(1,052,911)
Cash, cash equivalents, and restricted cash at beginning of the period	2,849,831	1,105,787
Cash, cash equivalents, and restricted cash at end of period	$1,776,808	$52,876

SUPPLEMENTAL INFORMATION
Cash paid for interest	$602,732	$477,583
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B1 Preferred Stock into common stock	$149,914	$779,500
Accretion of discount on Series B and B1 Preferred Stock	$560,675	$642,290
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$406,795	$554,917